THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (“Amendment”), dated as of June 2, 2005, is entered into by and among ARBITRON INC. (f/k/a Ceridian Corporation), a Delaware corporation (the “Company"), and each of the Note Holders party to the Note Agreement referred to below (collectively, the “Note Holders”).

RECITALS

A. The Company and the Note Holders are parties to a Note Purchase Agreement dated as of January 31, 2001, as amended on March 29, 2001 and June 10, 2002 (collectively, the ‘‘Note Agreement”) pursuant to which the Company has issued certain Senior Secured Notes to the Note Holders.

B. The Company has requested that the Note Holders agree to certain amendments of the Note Agreement and the schedules thereto.

C. The Note Holders are willing to amend the Note Agreement and the schedules thereto, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Note Agreement.

2.	Amendments to Note Agreement. The Note Agreement shall be amended as follows, effective as of the Effective Date:

(a) Definitions.

The definition of “Aggregate Distributable Income” in Section 1.01 of the Note Agreement is hereby amended in its entirety to provide as follows:

“Aggregate Distributable Income” means an amount equal to 50% of Consolidated Net Income (positive or negative) calculated on a cumulative basis through December 31, 2004, plus an amount equal to 75% of Consolidated Net Income (positive or negative) calculated on a cumulative basis from and after January 1, 2005, based on the year-end financial statements delivered to the Note Holders pursuant to Section 6.01(a),; provided that any and all amounts paid out of Aggregate Distributable Income pursuant to Section 7.07(a)(ii), Section 7.07(a)(iv) or pursuant to any equivalent provision in the Loan Documents shall reduce the amount of Aggregate Distributable Income on a dollar for dollar basis.

The definition of “Compensation Equity Issuance Proceeds ” shall hereby be added to Section 1.01 of the Note Agreement to provide as follows:

“Compensation Equity Issuance Proceeds” means all proceeds received by the Company or its Subsidiaries from the sale or issuance of any of its respective capital stock, to the extent in connection with or arising out of any stock-based employee compensation plan (including without limitation, stock option and restricted stock plans) operated by the Company or a Subsidiary since the Spin-Off Consummation Date.

The definition of “Contingent Obligation” is hereby amended by inserting the following at the end of subparagraph (a) thereof:

and without duplication with respect to any other obligation hereunder and to the extent not otherwise Indebtedness of the Company or any Subsidiary, any obligation, whether, direct or indirect, or primary or secondary, to maintain the financial condition of any Permitted Joint Venture or to pay any obligation of any Permitted Joint Venture or to pay any obligation incurred in connection with exiting or terminating a Permitted Joint Venture

The definition of “Foreign Permitted Joint Venture” is hereby amended in its entirety to provide as follows:

“Foreign Permitted Joint Venture” means any Permitted Joint Venture organized and existing under the laws of any jurisdiction other than the United States or any state thereof.”

The definition of “Leverage Ratio” is hereby amended in its entirety to provide as follows:

“Leverage Ratio” means, as of any date of determination, for Company and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness, plus Contingent Obligations described in Sections 7.05(h) and 7.05(i), as of such date plus, without duplication with any of the foregoing, the amount of any unfunded or unperformed commitment by the Company or any Subsidiary to provide funding to or make an investment in a Permitted Joint Venture to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

The definition of “Note Documents” in Section 1.01 is hereby amended in its entirety to provide as follows:

“Loan Documents” means the New Credit Facility, the Intercreditor Agreement and each note, security agreement, pledge agreement, control agreement, borrowing request, fee letter, certificate and other agreement, document or instrument executed or delivered in connection therewith.

The definition of “Permitted Acquisition” in Section 1.01 of the Note Agreement is hereby amended in its entirety to provide as follows:

“Permitted Acquisition” means any Acquisition as to which all of the following conditions are satisfied: (a) (i) total cash and non-cash consideration (including any deferred payment) paid or required to be paid by the Company and its Subsidiaries in connection with such Acquisition does not exceed $30,000,000 and after giving effect to such Acquisition, total cash and non-cash consideration (including any deferred payment) paid or required to be paid by the Company and its Subsidiaries in connection with all such Acquisitions in any fiscal year does not exceed $50,000,000, or (ii) with respect to any Acquisition which does not satisfy the conditions set forth in subsection (a)(i) above, on or before the consummation thereof, the Company shall have provided Note Holders a certificate executed by a Responsible Officer of the Company presenting calculations showing compliance with the covenants set forth in Sections 7.10 and 7.11 for the Test Period then most recently ended, on a pro forma basis, as if such Acquisition had occurred on the first day of such Test Period (including giving effect on such date to any new Indebtedness incurred in connection with such Acquisition); (b) after giving effect to such Acquisition, the Person, or business or division of such Person, so acquired shall be a Wholly Owned Subsidiary of the Company or one of its Subsidiaries; and (c) immediately after giving effect to such Acquisition, there shall exist no Default or Event of Default.

The definition of “Permitted Joint Ventures” shall hereby be added to Section 1.01 of the Note Agreement to provide as follows:

“Permitted Joint Ventures” means (A) any joint venture between (x) the Company and/or one or more of its Subsidiaries and (y) any Person involving any Intellectual Property or Proprietary Information of the Company or any Subsidiary; provided the following conditions are at all times satisfied: (i) such Person is an entity duly formed and existing under the Laws of its jurisdiction of incorporation or organization; (ii) the assets and property of such joint venture consisting of Intellectual Property or Proprietary Information made available by the Company or any Subsidiary to the joint venture may be licensed to the joint venture pursuant to license agreements that provide such license and the right of the joint venture or such Person to use such Intellectual Property or Proprietary Information (I) is revocable or non-revocable and/or (II) is exclusive or non-exclusive; and (iii) the amount of any Investment made by the Company or Subsidiary in, or the value of any assets and property of such Person not consisting of Intellectual Property or Proprietary Information contributed by such Person to, such joint venture does not cause a breach of Section 7.11 or any other Default or Event of Default and (B) any Permitted Nielsen JV.

The definition of “Permitted Nielsen JV” is hereby amended by deleting everything following the word “Agreement” in clause (iv) thereof and replacing it with a period, and inserting the word “and” immediately prior to clause (iv).

The definition of “Priority Debt” shall hereby be added to Section 1.01 of the Note Agreement to provide as follows:

“Priority Debt” means at any time, without duplication, the sum of (a) all Indebtedness of the Company and of any Subsidiaries secured by Liens other than by Liens permitted by Sections 7.01 (b), (g), (h), (k) and (l), and (b) all unsecured Indebtedness of Subsidiaries; provided, that there shall be excluded from the definition of Priority Debt (i) any Indebtedness of a Wholly Owned Subsidiary to the Company or a Wholly Owned Subsidiary, and (ii) the Guaranties by Subsidiaries of the Notes and guaranties of any other Indebtedness incurred after the date hereof if the holders of the Guaranties and such other guaranties execute and deliver an intercreditor agreement providing for the pro rata sharing of payments made pursuant to such Guaranties and guaranties, on terms reasonably satisfactory to the Required Note Holders.

(b) Mandatory Offers to Make Prepayments. Section 2.05 of the Note Agreement shall be hereby amended by deleting Section 2.05 in its entirety, and all references to Section 2.05 or any subsection of Section 2.05 appearing elsewhere in the Note Agreement are hereby also deleted.

(c) Affirmative Covenants.

(i) Forecasts. Section 6.01(d) of the Note Agreement is hereby amended in its entirety to provide as follows:

(d) on or before January 31 of each fiscal year, a consolidated financial forecast for the Company and its Subsidiaries for such fiscal year, including forecasted consolidated balance sheets, consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries, which forecast shall (A) state the assumptions used in the preparation thereof, (B) contain such other information as reasonably requested by any Note Holder and (C) be in form reasonably satisfactory to the Required Note Holders.

(ii) Notice of Material Litigation. Section 6.03(c) of the Note Agreement is hereby amended in its entirety to provide as follows:

(c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary which would reasonably be expected to: (i) have a Material Adverse Effect (and taking into account the reasonable likelihood of an adverse decision), (ii) if adversely resolved against such Person, result in the imposition of an injunction or other stay of the performance of this Agreement or any Note Document or the consummation of the Spin-Off Transaction, or (iii) involve an aggregate liability of $2,000,000 (or its equivalent in another currency) or more.

(iii) JV Notices. Section 6.03(k) of the Note Agreement is hereby amended in its entirety to provide as follows:

(k) of (i) the exercise or termination of any option under the Nielsen JV Option Agreement or any other joint venture involving the Company or any Subsidiary, (ii) the formation of the Nielsen JV or any other joint venture involving the Company or any Subsidiary, (iii) any decision by the Company not to commercially deploy the PPM Technology, and (iv) the occurrence of any material breach or default under the terms of the Nielsen JV Option Agreement, the Scarborough Partnership Agreement or any other Permitted Joint Venture.

(iv) Notice of Loss or Disposition. Section 6.03(m) of the Note Agreement is hereby amended in its entirety to provide as follows:

(m) of the occurrence of any Event of Loss or Disposition with respect to any assets of the Company or any Material Subsidiary (other than New Ceridian), where the fair value of the assets exceed on an aggregate basis, for each such occurrence, $1,000,000.

(v) Interest Rate Protection. Section 6.10 of the Note Agreement is hereby amended in its entirety to provide as follows:

6.10 Interest Rate Protection. [Intentionally Omitted]

(d) Negative Covenants.

Article VII of the Note Agreement is hereby amended in its entirety to provide as follows:

Article VII. Negative Covenants. The Company hereby covenants and agrees that, so long as any of the Notes shall remain outstanding, or any other Obligation shall remain unpaid or unsatisfied, unless the Required Note Holders waive compliance in writing.

7.01	Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property (including Intellectual Property, Proprietary Information and accounts and notes receivable, with or without recourse), whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien created under any Note Document;

(b)	(i) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(a)(iii); and (ii) at any time prior to the Spin-Off Consummation Date, Liens on New Ceridian Assets that would, if such assets were at such time owned or held by New Ceridian, constitute “Permitted Liens” under and as defined in the New Ceridian Credit Agreement.

(c)	Liens for taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded under the Code;

(d)	Liens arising in the Ordinary Course of Business in connection with obligations (other than obligations for borrowed money) that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersede as and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software, services or real estate and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf; provided that the aggregate value of all collateral pledged by the Company together with its Subsidiaries to secure Liens arising under this subsection and subsection (e) of this Section do not exceed on an aggregate, consolidated basis at any time outstanding the amount of $2,500,000;

(e)	Liens (other than any Lien imposed by ERISA) required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation; provided that the aggregate value of all collateral pledged by the Company together with its Subsidiaries to secure Liens arising under this subsection and subsection (d) of this Section do not exceed on an aggregate, consolidated basis at any time outstanding the amount of $2,500,000;

(f)	easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

(g)	purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property to the extent permitted under Section 7.03; provided, however, that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

(h)	Liens securing the property of any Person that is acquired by the Company or any of its Subsidiaries after the Effectiveness Date; provided that (a) such Liens existed prior to the date of such acquisition and were not created in contemplation thereof or for purposes of circumventing this Agreement;

(i)	Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Contracts, provided that the aggregate value of such collateral so pledged by the Company and all Subsidiaries in favor of all counterparties thereunder does not at any time exceed $1,000,000;

(j)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution; and

(k)	Liens (A) existing pursuant to the Loan Documents or pursuant to collateral documents securing any Specified Swap Contract or securing Indebtedness permitted under Section 7.03(a)(ix), and in each case, subject to an intercreditor agreement providing for the pro rata sharing of payments made with respect to such obligations and those owing on the Notes on terms reasonably satisfactory to the Required Note Holders, or (B) securing Indebtedness permitted under Section 7.03(a)(xii).

7.02 Mergers and Consolidations.

(a)	The Company shall not, and shall not permit any of its Arbitron Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except as provided in subsection (b) of this Section.

(b) Section 7.02(a) shall not prohibit:

(i) Permitted Acquisitions;

(ii)	the merger or consolidation of any Subsidiary (except New Ceridian) into the Company, or with or into any other Subsidiary, provided that if any such transaction is between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary is the continuing or surviving corporation; and

(iii)	dispositions of assets pursuant to a dissolution or liquidation otherwise permitted under this Agreement of a Subsidiary;

(iv)	the sale or other disposition of all or substantially all of the assets of a Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company; or

(v)	the mergers, consolidations or transfers of assets listed on Schedule 7.02(b) attached hereto.

7.03 Indebtedness.

(a)	Company and Subsidiaries. The Company shall not, and shall not permit any Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following (collectively referred to herein as “Permitted Indebtedness”):

(i) the Obligations;

(ii)	Indebtedness arising from taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;

(iii)	(A) Initial Permitted Indebtedness of the Company or any Subsidiary of the Company existing on the Closing Date or extensions, renewals and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase; and (B) at all times prior to the Spin-Off Consummation Date, Indebtedness constituting “Initial Permitted Indebtedness” under and as defined in the New Ceridian Credit Agreement;

(iv)	accounts payable of the Company or its Subsidiaries to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(v)	obligations in respect of Permitted Swap Contracts;

(vi)	Indebtedness of the Company or any Subsidiary of the Company secured by Permitted Liens of the type referred to in Section 7.01(g), in a principal amount (including imputed principal for Capital Leases) not to exceed $10,000,000, in the aggregate for the Company and all Subsidiaries of the Company, at any time outstanding;

(vii)	Indebtedness not secured by any Lien, in an outstanding principal amount not to exceed, together with the principal amount of Indebtedness outstanding at such time under clause (vi), $20,000,000 at any time in the aggregate for the Company and all Subsidiaries;

(viii)	unsecured Indebtedness not to exceed $14,000,000 incurred prior to December 31, 2001 in favor of the seller of certain assets relating to a Person known as “Coventry”, as partial consideration for the Company’s acquisition of such assets; provided the sum of all payments (including principal, interest, fees and other amounts) required to be made thereunder over the scheduled term thereof does not exceed $16,000,000;

(ix)	Indebtedness arising in connection with the Loan Documents (or any extensions, renewals, refinancings or replacements thereof) or any Indebtedness arising under a credit facility or facilities providing for a revolving line of credit or letters of credit or other facilities available under the Loan Documents and in each case, subject to an intercreditor agreement providing for the pro rata sharing of payments made with respect to such obligations and those owing on the Notes on terms reasonably satisfactory to the Required Note Holders, provided that the aggregate outstanding principal amount of such Indebtedness (plus the amount of any Protective Advances (as defined the Intercreditor Agreement) made in connection with the terms of the Intercreditor Agreement) does not cause a breach of either of the covenants set forth Sections 7.10 or 7.11 hereof;

(x)	prior to the Closing Date, Indebtedness required to be repaid on or before the Closing Date pursuant to Section 4.02(a)(v);

(xi)	Indebtedness of Wholly-Owned Subsidiaries incurred pursuant to transactions permitted under Section 7.06(f); and

(xii)	any Priority Debt which in the aggregate does not exceed $50,000,000 minus the aggregate amount of all Dispositions of property to, and/or Investments in, without duplication, Foreign Subsidiaries or Foreign Permitted Joint Ventures under Section 7.12 below.

(b)	Subsidiaries. The Company shall not permit any of its Subsidiaries to incur, assume or suffer to exist any Indebtedness if the aggregate principal amount of all Indebtedness of such Subsidiaries at any time would exceed 10% of such Subsidiary’s net worth, other than pursuant to the Guaranties.

7.04 Disposition of Assets.

(a)	The Company shall not, and shall not permit any of its Subsidiaries, to Dispose of any assets (including Intellectual Property, Proprietary Information, accounts and rights to payment), whether now owned or hereafter acquired, or enter into any agreement to make any Disposition of such assets, except as permitted under subsection (b).

(b) Section 7.04(a) shall not apply to or restrict:

(i)	(A) the Spin-Off Transaction; or (B) at any time prior to the Spin-Off Consummation Date, Dispositions of New Ceridian Assets that would be permitted under the New Ceridian Credit Agreement if such assets were at such time assets of New Ceridian;

(ii)	the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly, but in no event more than 30 days, applied to the purchase price of such replacement equipment; provided, however, that: (A) the replacement equipment has comparable value and is of the same type, and used for the same purpose, as the equipment sold; (B) the Person selling equipment under this subsection is the same Person that purchases any replacement equipment; and (C) any such sale is conducted at arm’s length and under commercially reasonable terms;

(iii)	the transfer of assets by the Company (A) to any of its Material Subsidiaries if such transfer is a sale for fair market value and the consideration received by the Company is cash; or (B) to any Wholly-Owned Subsidiary;

(iv)	Revocable Licenses in the Ordinary Course of Business of Intellectual Property of the Company or its Subsidiaries to third parties (other than Nielsen JV) upon commercially reasonable terms and that do not, singly or in the aggregate result in a Material Adverse Effect;

(v)	(A) assignments and sales to a Permitted Nielsen JV or Permitted Joint Ventures of software used or usable for the compilation of data solely derived from PPM Technology, and to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement; and (B) Revocable, non-exclusive licenses of software and other Intellectual Property to a Permitted Nielsen JV or Permitted Joint Venture in the Ordinary Course of Business upon commercially reasonable terms that do not, singly or in the aggregate, result in a Material Adverse Effect;

(vi)	the license by the Company of its PPM Technology, solely for the purpose of audience measurement, to a Permitted Nielsen JV to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement, and otherwise in form and substance reasonably satisfactory to the Required Note Holders;

(vii)	the non-transferable, exclusive U.S.-license by the Company of its “Critical Band Encoding Technology” to a Permitted Joint Venture or to Nielsen and the license to a Permitted Joint Venture or a Permitted Nielsen JV of encoding patents, to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement, and otherwise in form and substance reasonably satisfactory to the Required Note Holders;

(viii)	the Disposition of assets or stock of Ceridian Info Tech (India) Private Limited and CSW Research Limited; provided that no Intellectual Property or Proprietary Information is Disposed of as part of any such Disposition, other than Intellectual Property and Proprietary Information that is not materially related to the Arbitron Business; and further provided that the total aggregate value of all assets and stock transferred pursuant to this clause does not exceed $10,000,000;

(ix)	the transfer by any Subsidiary of the Company of assets (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company that is a Material Subsidiary;

(x)	Dispositions or other transfers by the Company or its Subsidiaries totaling on a consolidated, aggregate basis for all such transfers in any fiscal year an amount not in excess of $15,000,000; provided that (A) each such transfer is otherwise permitted pursuant to the Note Documents, (B) the consideration paid to the Company or its Subsidiaries in connection with each such transfer is exclusively in the form of cash, Cash Equivalents and/or other obligations to be paid to the Company or any Subsidiary in installments over a period of time, (C) unused transfers permitted by this subsection (b)(x) shall not accrue to the following year, and (D) after giving effect to each such transfer there shall exist no Default or Event of Default;

(xi)	the Disposition of any assets of the Company or any Subsidiary pursuant to the terms and conditions of a Permitted Joint Venture; and

(xii)	Goods held as inventory by the Company or any Subsidiary for sale to third parties in the ordinary course of business even if such goods may be identical to goods used as equipment by the Company or a Subsidiary.

7.05	Contingent Obligations. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations, except:

(a)	Contingent Obligations set forth in Schedule 5.10, or incurred pursuant to any Note Document or any Specified Swap Contract;

(b)	Contingent Obligations arising in connection with supersede as or appeal bonds in respect of litigation to which the Company or any of its Subsidiaries is a party or a real party in interest, in an amount for all such obligations on an aggregate consolidated basis not to exceed $1,000,000 at any time outstanding; provided that after giving effect to each such obligation there shall exist no Default or Event of Default;

(c)	endorsements for collection or deposit in the Ordinary Course of Business;

(d)	until the Spin-Off Consummation Date, (i) Contingent Obligations incurred in connection with the guaranty, of near or even date herewith, made by the Company in favor of the administrative agent under (and as defined in) the New Ceridian Credit Agreement to guarantee the obligations of New Ceridian under the New Ceridian Credit Agreement; and (ii) Contingent Obligations not incurred pursuant to or in furtherance of the Arbitron Business;

(e) Contingent Obligations incurred pursuant to the Loan Documents;

(f)	Contingent Obligations consisting of Guaranty Obligations of (i) the Company in respect of Indebtedness of any Wholly-Owned Subsidiary or (ii) any Subsidiary in respect of Indebtedness of the Company or any Wholly-Owned Subsidiary;

(g)	other Contingent Obligations of the Company and its Subsidiaries in an aggregate amount not in excess of $5,000,000 at any time outstanding;

(h)	Contingent Obligations undertaken by the Company pursuant to a Contractual Obligation with (A) a Permitted Joint Venture (other than any Permitted Nielsen JV) or (B) other obligations incurred in connection with exiting or terminating a Permitted Joint Venture (other than any Permitted Nielsen JV), to the extent that such Contingent Obligations do not cause a breach of Section 7.11; and

(i)	Contingent Obligations incurred by the Company in connection with any contract (or other relevant document or obligation) between the Company and a manufacturer involved with the PPM Technology, including, without limitation, the Company’s obligation to make payments to such manufacturers for any materials, supplies or other property purchased by such manufacturers for use in or in connection with the PPM Technology regardless of whether or not the Company actually takes delivery of such materials, supplies or property, to the extent that such Contingent Obligations do not cause a breach of Section 7.11.

7.06	Loans and Investments. The Company shall not, nor shall it permit any of its Subsidiaries to, purchase, acquire, hold or maintain the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, make any Guaranty Obligation with respect to or make any additional investments in any Person, other than:

(a)	Investments listed on Schedule 7.06(b) and held by the Company or any Subsidiary as of the Closing Date;

(b)	Investments in the form of Cash Equivalents or investment grade marketable securities;

(c)	extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services or franchising activities in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d) Investments resulting in Permitted Acquisitions;

(e)	advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount for all such advances by the Company and its Subsidiaries not to exceed in the aggregate $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous purposes arising in the Ordinary Course of Business;

(f)	extensions of credit by the Company to any of its Wholly Owned Subsidiaries or by any of its Wholly Owned Subsidiaries to another of its Wholly Owned Subsidiaries or the Company, in each case in the Ordinary Course of Business;

(g) Contingent Obligations permitted by Section 7.05;

(h) Investments permitted by Section 7.02;

(i)	Investments resulting from Dispositions permitted under Section 7.04(b)(iii), (vi), (vii), (ix), (x), or (xi);

(j) Investments consisting of PPM Expenditures;

(k)	Investments existing or entered into prior to the Separation Date to the extent constituting New Ceridian Assets; or

(l)	additional Investments (other than those permitted above) otherwise permitted hereunder in Persons that are not, and will not be after giving effect to each such Investment, a Subsidiary, in an amount not to exceed the amount that would cause a breach of Section 7.11; provided that this subsection shall not permit Investments in either the Scarborough Partnership or any Nielsen JV or a Permitted Joint Venture.

7.07 Dividends and Payments.

(a)	The Company shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem, or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that the Company may:

(i)	declare and make (A) the Distribution, or (B) dividend payments or other distributions payable solely in shares of its common stock (and, solely in respect of fractional shares, cash of a de minimis amount) or (C) pursuant to the terms of a shareholder rights agreement approved by the Company’s board of directors, distributions on a ratable basis to all then-existing common stock shareholders payable solely in shares of preferred stock of the Company, or rights or options to acquire additional shares of its common stock upon the occurrence of certain events, and provided there exists no Default or Event of Default, cash payments by the Company upon the redemption or purchase by the Company of such rights or options, not exceeding in the aggregate for all such payments from and after the Closing Date, $200,000;

(ii)	purchase, redeem or otherwise acquire shares of its common stock, or warrants or options to acquire any such shares, at any time, out of (and in the aggregate amount not exceeding) Aggregate Distributable Income, plus all Compensation Equity Issuance Proceeds ; provided, however, that immediately after giving effect to any such purchase, redemption or other acquisition there exists no Default or Event of Default;

(iii)	make payments in the Ordinary Course of Business in connection with its Pension Plan or in connection with the employment, termination or compensation of its employees, officers or directors; and

(iv)	from and after that date on which the Company’s 2002 year end financial statements are received by the Note Holders pursuant to Section 6.01, declare or pay cash dividends to its stockholders out of (and in an aggregate amount not exceeding) Aggregate Distributable Income, plus all Compensation Equity Issuance Proceeds ; provided, however, that immediately after giving effect to any such proposed declaration or payment there exists no Default or Event of Default.

(b)	The Company shall not suffer or permit any Subsidiary of the Company (other than New Ceridian) to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to the Company, or to pay any Indebtedness owed to the Company or transfer properties and assets to the Company.

(c)	After the Spin-Off Consummation Date, the Subsidiaries may declare and make dividend payments in the Ordinary Course of Business to the Company and to Wholly Owned Subsidiaries (and, in the case of a dividend payment by a non-Wholly Owned Subsidiary, to the Company and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests).

7.08	Use of Proceeds. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the proceeds of the sale of the Notes, directly or indirectly, in violation of Regulation T, U or X of the Federal Reserve Board.

7.09 Hostile Acquisition. [Intentionally omitted.]

7.10	Leverage Ratio. The Company shall not permit its Leverage Ratio for any fiscal quarter, beginning with the fiscal quarter ended December 31, 2000, calculated as of the last date of such quarter, to exceed, for the Test Period ending on such date (including Test Period fiscal quarters ending prior to the Effectiveness Date, and using for this purpose the Form 10 Financial Statements and the Supplemental Financial Statements), the following amounts:

Fiscal Quarter Ending:	Maximum Leverage Ratio
December 31, 2000 through September 30, 2001	3.75 to 1.00

December 31, 2001 through September 30, 2002	3.25 to 1.00

December 31, 2002 through September 30, 2003	3.00 to 1.00

December 31, 2003 and thereafter	3.00 to 1.00

7.11	Fixed Charge Coverage Ratio. The Company shall not permit as of the last day of any fiscal quarter, beginning with the fiscal quarter ended December 31, 2000: (a) the sum of (i) the Company’s Consolidated EBITDA for the Test Period ending on such day, plus (ii) on any such date occurring during the 365-day period immediately preceding the Maturity Date, all cash and Cash Equivalents of the Company and its Subsidiary on a consolidated basis as determined in accordance with GAAP, up to $50,000,000, less (iii) taxes actually paid in cash or Cash Equivalents for the Test Period ending on such day, less (iv) capital expenditures plus (without duplication) PPM Expenditures for the Test Period ending on such day, less (v) the amount of any Contingent Obligation described in Sections 7.05(h) or 7.05(i) actually paid during the Test Period ending on such day, less (vi) the amount of any Investment actually made in, or the value of any assets and property actually contributed to, any Permitted Joint Venture during the Test Period ending on such day, less (vii) any Investment pursuant to Section 7.06(l) actually made during the Test Period ending on such day (b) divided by the sum of (i) Consolidated Interest Expense for the Test Period ending on such day plus (ii) the Current Portion of Long-Term Debt as of such day; for the Company and its Subsidiaries on a consolidated basis (including in respect of Test Period fiscal quarters ending prior to the Effectiveness Date, and using for this purpose the Form 10 Financial Statements and the Supplemental Financial Statements), to be less than the following amounts:

Fiscal Quarter Ending	Minimum Ratio
December 31, 2000 through September 30, 2001	2.00 to 1.00

December 31, 2001 through September 30, 2002	2.25 to 1.00

December 31, 2002 through September 30, 2003	2.50 to 1.00

December 31, 2003 and thereafter	2.75 to 1.00

7.12	Foreign Subsidiaries. The Company shall not, and shall not suffer or permit any Subsidiary to, (a) make any Disposition of, or make any Investment of, any of its property, business or assets (including Intellectual Property, Proprietary Information, accounts and rights to payment), whether now owned or hereafter acquired, to or in any Foreign Subsidiary or any Foreign Permitted Joint Venture, except Dispositions or Investments that, individually or in the aggregate, (i) are otherwise permitted hereunder and (ii) would not reasonably be expected to have a Material Adverse Effect on the business, results of operation or financial condition of the Company together with those of its Subsidiaries that are not Foreign Subsidiaries, taken as a whole, or (b) make any Investment in, or any Disposition to, Ceridian Info Tech (India) Private Limited, which in the aggregate, for all such Investments and Dispositions described in (a) and (b) of this Section 7.12 in respect of the Company and all Subsidiaries of the Company together from and after the Effectiveness Date, exceeds $50,000,000 minus in the case of each of (A) and (B) the amount of Priority Debt then outstanding.

7.13	Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, (i) engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Closing Date; (ii) extend any material amount of Indebtedness to or make any material equity Investment in any Person which engages in one or more lines of business all of which are substantially different from those lines of business carried on by the Company and its Subsidiaries on the Effectiveness Date; or (iii) enter into any joint venture which engages in a material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Effectiveness Date.

7.14	Accounting Changes. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

7.15 Certain Contracts.

(a)	The Company shall not permit any of its Arbitron Subsidiaries (other than New Ceridian) to enter into any Contractual Obligation restricting the ability of such Subsidiary to pay dividends or make Notes to the Company or Arbitron Subsidiaries of the Company.

(b)	The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any amendment, restatement, extension, supplement or other modification of the Loan Documents if the effect of any such action would be to render any of the conditions set forth in Section 4.01(a)(vii)(C) inaccurate or unsatisfied in any respect.

(c)	Unless consented to by the Required Note Holders, the Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any amendment, revision, supplement or modification to any of the Spin-Off Documents after the Closing Date, other than (i) ministerial changes necessary to address administrative issues, or (ii) changes necessary to address facial ambiguities.

7.16 Transactions with Affiliates.

(a)	The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any material transaction of any kind with any Affiliate of the Company (other than a Subsidiary), or with the New Ceridian and any of its Subsidiaries, other than arm’s-length transactions with such Persons that are otherwise permitted hereunder.

(b)	The Company shall not suffer or permit any Nielsen JV or the Scarborough Partnership to Dispose of, or grant any Lien upon, Intellectual Property or Proprietary Information licensed to either such Person by the Company, provided, however, that the Scarborough Partnership may grant licenses of such Intellectual Property (i) to the Company, and (ii) to third Persons in the Ordinary Course of Business upon commercially reasonable terms, and provided further that a Permitted Nielsen JV may grant licenses in such Intellectual Property (A) to the Company, (B) to Nielsen to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement, and otherwise in form and substance satisfactory to the Required Note Holders and (C) which are non-exclusive, non-transferable and Revocable to other Persons on commercially reasonable terms in the Ordinary Course of Business and consistent with the Nielsen JV Option Agreement.

(c)	Except as consented to in writing by the Required Note Holders, the Company shall not make or permit any amendment, modification, extension, renewal, restatement or assignment of the Nielsen JV Option Agreement or the Scarborough Partnership Agreement that would, directly or indirectly, (i) increase the amount of cash contributions or payments required to be made by the Company or any of its Subsidiaries to Nielsen, any Nielsen JV, or he Scarborough Partnership (ii) require the license or other Disposition of Intellectual Property of the Company or its Subsidiaries other than the property previously contemplated or alter the license or other transfer arrangements such that they involve longer terms, or less consideration than previously contemplated or (iii) include products, applications or markets other than as previously contemplated, (iv) cause any such Nielsen JV to no longer satisfy the requirements of a Permitted Nielsen JV, or (v) forseeably be detrimental to the Company or its Subsidiaries or to the interests of the Note Holders.

7.17 Capital Expenditures. [Intentionally omitted.]

7.18 Sales and Leasebacks. [Intentionally omitted.]

7.19	Certain Tax Matters. The Company shall not, (a) during the two year period following the Closing Date, cease to be engaged in the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code and obtaining, and staying in conformity with, the IRS Ruling Letter; or (b) during the applicable period provided by Section 355(e)(2)(B) of the Code with respect to the Distribution, enter into any transaction or make any change to its equity structure (including stock issuance, pursuant to the exercise of options, option grants or otherwise, capital contributions or acquisitions, but not including the Distribution) that may cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly capital stock of the Company representing a “50 percent or greater interest” within the meaning of Section 355(e) of the Code; provided that, in each case, the Company may take such actions if (i) the Company obtains an private letter ruling from the IRS to the effect that such actions should not result in the Distribution being taxable to New Ceridian or its shareholders, or (ii) the Company delivers to the Note Holders an opinion of independent counsel addressed to the Note Holders to the same effect, provided, that such opinion is reasonably acceptable in form and substance to the Required Note Holders.

3.	Representations and Warranties. The Company hereby represents and warrants to the Note Holders as follows:

(a) No Default or Event of Default has occurred and is continuing.

(b)	The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, without defense, counterclaim or offset.

(c)	All representations and warranties of the Company contained in the Note Agreement are true and correct as of the Effective Date.

(d)	The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Note Holders or any other Person.

(e)	The Company has paid in full all amounts owing under the New Credit Facility, and the New Credit Facility has been terminated.

4.	Effective Date. This Amendment will become effective on the date shown first above (the “Effective Date”), provided that each of the following conditions precedent is satisfied:

(a)	The Note Holders have received from the Company (or, if elected by the Note Holders, an executed facsimile copy) of this Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the “Consent”).

(b)	The Note Holders have received from the Company and all guarantors a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment (or the Consent, as applicable).

(c)	The Required Note Holders have duly executed and delivered this Amendment (or, if elected by the Company, an executed facsimile copy) to the Company.

(d)	All representations and warranties contained herein are true and correct as of the Effective Date.

(e)	The Company shall have paid $250,000 to the Note Holder Representative for pro-rata distribution among all the Note Holders in accordance with their relative percentage ownership of all the Notes, in consideration of all the Note Holders executing and delivering this Amendment.

5. Miscellaneous.

(a)	Except as herein expressly amended, all terms, covenants and provisions of the Note Agreement are and shall remain in full force and effect and all references therein to such Note Agreement shall henceforth refer to the Note Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Note Agreement.

(b)	This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c)	This Amendment shall be governed by and construed in accordance with the law of the State of New York.

(d)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Note Holders of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company with the same force and effect as the delivery of a hard copy original. Any failure by the Note Holders to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Note Holders.

(e)	This Amendment, together with the Note Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Note Agreement.

(f)	If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Note Agreement, respectively.

(g)	The Company covenants to pay to or reimburse the Note Holders, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

ARBITRON INC. (f/k/a Ceridian Corporation)

By: /s/ William J. Walsh

Name: William J. Walsh

Title: EVP Finance & Planning & CFO

JOHN HANCOCK LIFE INSURANCE COMPANY

By: /s/ Gary M. Pelletier

Name: Gary M. Pelletier

Title: Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: /s/ Gary M. Pelletier

Name: Gary M. Pelletier

Title: MS Signatory

SIGNATURE 4 LIMITED

By John Hancock Life Insurance Company, as Portfolio Advisor

By: /s/ Gary M. Pelletier

Name: Gary M. Pelletier

Title: MS Signatory

SIGNATURE 5 L.P.

By John Hancock Life Insurance Company, as Portfolio Advisor

By: /s/ Gary M. Pelletier

Name: Gary M. Pelletier

Title: MS Signatory

GUARANTOR ACKNOWLEDGMENT AND CONSENT

The undersigned, each a Guarantor with respect to Company’s Obligations to the Note Holders under the terms of the Note Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by Company of the foregoing Amendment to Note Purchase Agreement dated as of June 2, 2005 (the “Amendment”), and (ii) reaffirm and agree that the respective Guaranty as to which each of the undersigned is party, and all other Note Documents and agreements executed and delivered by the undersigned to the Note Holders in connection with the Note Agreement, are in full force and effect without defense, offset or counterclaim.

All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Agreement.

This Guarantor Acknowledgment and Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one instrument.

ARBITRON HOLDINGS INC.

By: /s/ William J. Walsh

Title: EVP Finance & Planning & CFO